UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2016

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 6700, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 538-0300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Exit Credit Agreement

On September 9, 2016 (the “Effective Date”), upon consummation of the Plan (as defined below), Halcón Resources Corporation (the “Company”), entered into a Senior Secured Revolving Credit Agreement (the “Exit Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto, as lenders. Pursuant to the Exit Credit Agreement, the lenders party thereto have agreed to provide the Company with a $600 million exit senior secured reserve-based revolving credit facility (the “Exit Facility” and the loans thereunder, the “Loans”). A copy of the Exit Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The maturity date of the Exit Facility is the earlier of (i) July 28, 2021 and (ii) the 120th day prior to the February 1, 2020 stated maturity date of the Company’s 2020 Second Lien Notes (as defined in the Exit Credit Agreement), if such notes have not been refinanced, redeemed or repaid in full on or prior to such 120th day.

Until such maturity date, the Loans under the Exit Credit Agreement shall bear interest at a rate per annum equal to (i) the alternative base rate plus an applicable margin of 1.75% to 2.75%, based on the borrowing base utilization percentage under the Exit Facility or (ii) adjusted LIBOR plus an applicable margin of 2.75% to 3.75%, based on the borrowing base utilization percentage under the Exit Facility.

The Company may elect, at its option, to prepay any borrowing outstanding under the Exit Credit Agreement without premium or penalty (except with respect to any break funding payments which may be payable pursuant to the terms of the Exit Credit Agreement). The Company may be required to make mandatory prepayments of the Loans under the Exit Facility in connection with certain borrowing base deficiencies. Additionally, if the Company has outstanding borrowings or letters of credit or reimbursement obligations in respect of letters of credit and the Consolidated Cash Balance (as defined in the Exit Credit Agreement) exceeds $100 million as of the close of business on the most recently ended business day, the Company may also be required to make mandatory prepayments.

Amounts outstanding under the Exit Credit Agreement are guaranteed by certain of the Company’s direct and indirect subsidiaries and secured by a security interest in substantially all of the assets of the Company and such direct and indirect subsidiaries.

The Exit Credit Agreement contains certain customary representations and warranties, including organization; powers; authority; enforceability; approvals; no conflicts; financial condition; no material adverse effect; litigation; environmental matters; compliance with laws; no defaults; Investment Company Act; taxes; ERISA; disclosure; no material misstatements; properties and titles; maintenance of properties; gas imbalances; prepayments; marketing of production; swap agreements; use of proceeds; solvency; money laundering; anti-corruption laws and sanctions.

The Exit Credit Agreement also contains certain affirmative and negative covenants, including delivery of financial statements; conduct of business; reserve reports; title information; indebtedness; liens; dividends and distributions; investments; sale or discount of receivables; mergers; sale of properties; termination of swap agreements; transactions with affiliates; negative pledges; dividend restrictions; gas imbalances; take-or-pay or other prepayments and swap agreements.

The Exit Credit Agreement also contains certain financial covenants, including the maintenance of (i) a Total Net Indebtedness Leverage Ratio (as defined in the Exit Credit Agreement) not to exceed 4.75:1.00 initially, determined as of each four fiscal quarter period and commencing with the fiscal quarter ending September 30, 2016, stepping down to 4.50:1.00 and 4.00:1.00 on September 30, 2017 and March 31, 2019, respectively, and (ii) a Current Ratio (as defined in the Exit Credit Agreement) not to be less than 1.00:1.00, commencing with the fiscal quarter ending December 31, 2016.

The Exit Credit Agreement also contains certain events of default, including non-payment; breaches of representations and warranties; non-compliance with covenants or other agreements; cross-default to material indebtedness; judgments; change of control; and voluntary and involuntary bankruptcy.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) within 30 days following the earlier to occur of (i) the Company filing with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and (ii) the Company meeting the eligibility requirements to file a registration statement on Form S-3, and thereafter to use its commercially reasonable efforts to cause to be declared effective as promptly as practicable, a shelf registration statement for the offer and resale of the common stock of the Company held by certain holders of more than 10% of the Company’s common stock. The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to blackout periods and indemnification.

A copy of the Registration Rights Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Agreement

On the Effective Date, the Company entered into a warrant agreement (the “Warrant Agreement”) with U.S. Bank National Association (“U.S. Bank”), as warrant agent, pursuant to which the Company issued warrants (the “Warrants”) to purchase up to 4,736,842 shares of the Company’s common stock (representing 5% of the outstanding common stock), exercisable for a four (4) year period commencing on the Effective Date at an exercise price of $14.04 per share.

A copy of the Warrant Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Management Incentive Plan

The board of directors of the Company has adopted the 2016 Plan (as defined below). The information contained in Item 5.02 of this Current Report on Form 8-K under the sub-heading “Management Incentive Plan” is incorporated herein by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the effectiveness of and pursuant to the terms of the Plan, on the Effective Date, the obligations of the Company and certain of its subsidiaries under the following agreements have been satisfied and discharged:

•                  Indenture, dated as of September 10, 2015, by and among the Company, as issuer, each of the guarantors named therein, and Wilmington Savings Funds Society, FSB (as successor to U.S. Bank), as trustee, as amended, modified, or otherwise supplemented from time to time.

•                  Indenture, dated as of November 6, 2012, by and among the Company, as issuer, each of the guarantors named therein, and Delaware Trust Company (as successor to U.S. Bank), as trustee, as amended, modified, or otherwise supplemented from time to time.

•                  Indenture dated as of August 13, 2013, by and among the Company, as issuer, each of the guarantors named therein, and Delaware Trust Company (as successor to U.S. Bank), as trustee, as amended, modified, or otherwise supplemented from time to time.

•                  Indenture dated as of July 16, 2012, by and among the Company, as issuer, each of the guarantors named therein, Delaware Trust Company (as successor to U.S. Bank), as trustee, as amended, modified, or otherwise supplemented from time to time.

•                  Amended and Restated Convertible Promissory Note dated March 9, 2015, between the Company and HALRES LLC.

As required by the terms of the Plan and that certain Senior Secured Debtor-in-Possession Revolving Credit Agreement, dated as of August 1, 2016 (the “DIP Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, on the Effective Date, all obligations outstanding under the DIP Credit Agreement were refunded, refinanced and repaid in full by a conversion or roll-over thereof into the Exit Facility under the Exit Credit Agreement with the loans and letters of credit outstanding under the DIP Credit Agreement deemed made under the Exit Credit Agreement.

Item 1.03 Bankruptcy or Receivership

As previously disclosed, on July 27, 2016, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the cases commenced thereby, the “Bankruptcy Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Bankruptcy Cases were filed in order to effect the Debtors’ previously disclosed pre-packaged plan of reorganization (the “Plan”). A copy of the Plan and related Disclosure Statement (the “Disclosure Statement”) were furnished as part of the Current Report on Form 8-K filed with the SEC on June 20, 2016.

On September 8, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the confirmation of the Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.

The following is a summary of the transactions that occurred pursuant to the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.

Pursuant to the Plan, on the Effective Date, the following occurred:

•                                          the Debtors’ financing facility under the DIP Credit Agreement was converted to the Exit Facility;

•                                          the Debtors’ Second Lien Notes (as defined in the Plan) (consisting of $700.0 million in aggregate principal amount outstanding of 8.625% senior secured notes due 2020 and $112.8 million in aggregate principal amount outstanding of 12% senior secured notes due 2022) were unimpaired and reinstated;

•                                          in full and final satisfaction of their claims, the Third Lien Noteholders (as defined in the Plan) received their pro rata share of 76.5% of the common stock of the Company, together with a cash payment of $33.8 million;

•                                          in full and final satisfaction of their claims, the Unsecured Noteholders (as defined in the Plan) received their pro rata share of 15.5% of the common stock of the Company, together with a cash payment of $37.6 million and Warrants to purchase 4% of the common stock of the Company;

•                                          in full and final satisfaction of their claims, the Convertible Noteholder (as defined in the Plan) received 4% of the common stock of the Company, together with a cash payment of $15.0 million and Warrants to purchase 1% of the common stock of the Company;

•                                          the Debtors’ general unsecured claims were unimpaired and paid in full in the ordinary course;

•                                          in full and final satisfaction of their interests, the Preferred Holders (as defined in the Plan) received their pro rata share of $11.1 million in cash; and

•                                          in full and final satisfaction of their interests, the existing common stockholders received their pro rata share of 4% of the common stock of the Company.

Each of the foregoing percentages of equity in the Company is subject to dilution from the shares issued or reserved for issuance in connection with the exercise of the Warrants and the 2016 Plan (as defined below).

Information regarding the assets and liabilities of the Debtors and the number of shares of common stock of the Company issued and outstanding is contained in the Disclosure Statement. On the Effective Date, there will be 90,000,002 shares of common stock issued and outstanding.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On the Effective Date, the Company entered into certain direct financial obligations under the Exit Credit Agreement. The information contained in Item 1.01 of this Current Report on Form 8-K under the sub-heading “Exit Credit Agreement” is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities

On the Effective Date, all existing shares of old common stock of the Company were cancelled pursuant to the Plan, and the Company issued (i) 3,600,002 shares of common stock to the Company’s existing common stockholders, (ii) 68,850,000 shares of common stock to the Third Lien Noteholders, (iii) 13,950,000 shares of common stock to the Unsecured Noteholders, (iv) 3,600,000 shares of common stock to the Convertible Noteholder, (v) 3,789,474 Warrants to the Unsecured Noteholders, and (vi) 947,368 Warrants to the Convertible Noteholder. Based on the Confirmation Order and the Plan, the issuance of such shares of common stock of the Company and the Warrants (including shares of common stock issuable upon the exercise thereof) are exempt from registration requirements of the Securities Act, in reliance on Section 1145 of the Bankruptcy Code.

The information provided in Items 1.01 and 1.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

Upon the effectiveness of the Plan, (i) Ares Management LLC, together with any funds or managed accounts affiliated with, or managed by, Ares Management LLC or an affiliate (“Ares”), owns approximately 20% of the common stock of the Company, and (ii) Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts (“Franklin”), owns approximately 38% of the common stock of the Company. Pursuant to the Plan, Ares and Franklin each designated three (3) of the new members of the board of directors of the Company.

The information provided in Items 1.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

Pursuant to the Plan, the existing board of directors appointed a new board of directors of the Company to take office as of the Effective Date, consisting of: Floyd C. Wilson, William J. Campbell, James W. Christmas, Michael L. Clark, Thomas R. Fuller, Darryl Schall, Ronald D. Scott, Eric G. Takaha, and Nathan W. Walton.  Upon the effectiveness of the Plan, on the Effective Date, the following members of the Company’s existing board of directors were deemed to have resigned as directors of the Company: Tucker S. Bridwell, John W. Brown, Kevin E. Godwin, Paul P. Huffard IV, David B. Miller, Daniel A. Rioux, Michael A. Vlasic, and Mark A. Welsh IV.

Information concerning the new and continuing directors has been previously disclosed in the Schedule 14F-1 which was filed by the Company with the SEC on August 30, 2016 and is incorporated herein by reference.

In connection with the effectiveness of the Plan, the new board of directors reconstituted the existing committees of the board of directors, to be effective as of the Effective Date. The Audit Committee consists of James W. Christmas, Chair, Michael L. Clark and Eric G. Takaha. The Compensation Committee consists of William J. Campbell, Chair, James W. Christmas and Michael L. Clark. The Nominating and Corporate Governance Committee consists of Michael L. Clark, Chair, William J. Campbell, Thomas R. Fuller and Darryl Schall. The Reserves Committee consists of Thomas R. Fuller, Chair, Ronald D. Scott and Nathan W. Walton.

Management Incentive Plan

The existing board of directors adopted the Halcón Resources Corporation 2016 Long-Term Incentive Plan (the “2016 Plan”), effective as of the Effective Date. An aggregate of 10,000,000 shares of the Company’s common stock, par value $0.0001 per share, are available for grant pursuant to awards under the 2016 Plan in the form of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards.

Awards may be granted to eligible board members, and to employees and consultants of the Company and its affiliates. Up to 10,000,000 shares of the Company’s common stock may be made subject to incentive stock options. The aggregate number of shares of the Company’s common stock that may be made subject to the grant of options and/or stock appreciation rights to any eligible employee in any calendar year may not exceed 5,000,000; the aggregate number of shares of the Company’s common stock that may be made subject to the grant of restricted stock, restricted stock units, performance units, performance bonuses, stock awards and other incentive awards to any eligible employee in any calendar year may not exceed 10,000,000 to the extent intended to constitute “performance-based compensation” for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended; and the maximum amount that may be made to subject to the grant of a performance bonus award to any eligible employee in any calendar year may not exceed $5,000,000.

Any shares of common stock related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of common stock, or are exchanged for awards not involving the issuance of shares, shall be available again for grant under the 2016 Plan and shall not be counted against the shares authorized under the plan. Any shares issued as restricted stock awards that subsequently are forfeited without vesting shall again be available for grant under the 2016 Plan and shall not be counted against the shares authorized under the plan. Any awards that, pursuant to the terms of the applicable award agreement, are to be settled in cash, whether or not denominated in or determined with reference to shares of common stock, shall not be counted against the shares authorized under the plan.

The maximum term of any award under the 2016 Plan shall be ten years. All awards are subject to the terms of the 2016 Plan and individual award agreements entered into with participants thereunder.

Awards of nonqualified stock options to purchase an aggregate 5,000,000 shares of the Company’s common stock are expected to be granted on September 12, 2016 and will vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued service with the Company or one of its affiliates through each vesting date, with accelerated vesting under certain circumstances as set forth in the corresponding award agreement or as otherwise agreed to by the Company. Awards of nonqualified stock options will have an exercise price per share equal to the greater of (i) the value per share of Company common stock calculated based on an aggregate Company equity value of $650.0 million and (ii) the weighted average trading price of the Company’s common stock for the seven trading days commencing on the first trading day immediately following the Effective Date. However, in all events, the exercise price per share must be at least equal to the closing sales price of the Company’s common stock as quoted on the New York Stock Exchange on the grant date.

Awards of an aggregate 2,500,000 shares of restricted stock are expected to be granted on September 12, 2016 and will be 50% vested on the grant date. The remaining 50% of each restricted stock award will vest on the first anniversary of the grant date, subject to continued service with the Company or one of its affiliates through such date, with accelerated vesting under certain circumstances as set forth in the corresponding award agreement or as otherwise agreed to by the Company. From the grant date, the participant will have beneficial ownership of the entire award, including the right to receive dividends and the right to vote the shares.

A copy of the 2016 Plan is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Certain Officers; Modification of Offices for Certain Officers

The board of directors of the Company approved, effective as of the Effective Date, the appointment of Floyd C. Wilson to the office of President.  In addition to serving as the Company’s President, Mr. Wilson will also continue to serve as its Chairman and Chief Executive Officer.  Mr. Wilson is assuming responsibility as the Company’s President from Stephen W. Herod, who was appointed to the office of Executive Vice President, Corporate Development, also effective as of the Effective Date.  The board of directors of the Company also appointed Jon C. Wright as Executive Vice President, Operations, effective as of the Effective Time.

Information concerning the newly appointed executive officers of the Company is set forth below:

Floyd C. Wilson, 69, previously served as Chairman and Chief Executive Officer since February 2012. Prior to February 2012, he was President of HALRES LLC, an oil and natural gas company that he founded in October 2011. Mr. Wilson served as Chairman of the Board and Chief Executive Officer of Petrohawk Energy Corporation from May 25, 2004 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Wilson also served as President of Petrohawk from May 25, 2004 until September 8, 2009. Prior to May 25, 2004, he was President and Chief Executive Officer of PHAWK, LLC which he founded in June 2003. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation from August 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Wilson founded W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C. in 1998 and served as its President until August 1999. Mr. Wilson began his career in the energy business in Houston, Texas in 1970 as a completion engineer. He moved to Wichita, Kansas in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation in 1987, where he served as Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998.

Stephen W. Herod, 57, previously served as President since May 2012. Mr. Herod served as Executive Vice President—Corporate Development and Assistant Secretary of Petrohawk Energy Corporation from August 2005 until BHP Billiton acquired Petrohawk in August 2011. Mr. Herod served as Vice President—Corporate

Development of Petrohawk from May 2004 until August 2005. Prior to joining Petrohawk, he was employed by PHAWK, LLC from its formation in June 2003 until May 2004. He served as Executive Vice President—Corporate Development for 3TEC Energy Corporation from December 1999 until its merger with Plains Exploration & Production Company in June 2003 and as Assistant Secretary from May 2001 until June 2003. Mr. Herod served as a director of 3TEC from July 1997 until January 2002. Mr. Herod served as the Treasurer of 3TEC from 1999 until 2001. From July 1997 to December 1999, Mr. Herod was Vice President—Corporate Development of 3TEC. Mr. Herod served as President and a director of Shore Oil Company from April 1992 until the merger of Shore with 3TEC’s predecessor in June 1997. He joined Shore’s predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company employed Mr. Herod as a financial analyst. Mr. Herod has a Bachelor of Science degree in finance and management from Oklahoma State University.

Jon C. Wright, 46, previously served as Senior Vice President, Operations since December 2014. Mr. Wright served as Vice President, Operations from May 2012 to December 2014. Mr. Wright served as W. Rockies Operations Manager at Newfield Exploration from 2009 until 2012. Mr. Wright also served as Lead, Production for W. Oklahoma and Lead Drilling for Woodford Shale from 2005 until 2009. Prior to that, Mr. Wright was a Senior Drilling Engineer at BP from 2004 to 2005. He also served as Drilling Engineer from 2001 to 2004. From 1997 to 2001, he held various drilling positions for Conoco. Mr. Wright has a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and a Master of Business Administration degree from Rice University.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1

Order of the Bankruptcy Court, dated September 8, 2016, confirming the Amended Joint Prepackaged Plan of Reorganization of Halcón Resources Corporation, et al, under Chapter 11 of the Bankruptcy Code, together with such Amended Joint Prepackaged Plan of Reorganization.

10.1

Senior Secured Revolving Credit Agreement, dated as of September 9, 2016, by and among Halcón Resources Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto, as lenders.

10.2	Registration Rights Agreement, dated as of September 9, 2016, by and among Halcón Resources Corporation and the Holders parties thereto.

10.3	Warrant Agreement, dated as of September 9, 2016, by and between Halcón Resources Corporation and U.S. Bank National Association, as warrant agent.

10.4	Halcón Resources Corporation 2016 Long-Term Incentive Plan, effective as of September 9, 2016.

99.1	Press Release issued by Halcón Resources Corporation on September 9, 2016.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results

“may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

September 9, 2016	By:	/s/ Floyd C. Wilson
Name: Floyd C. Wilson
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit
2.1

Order of the Bankruptcy Court, dated September 8, 2016, confirming the Amended Joint Prepackaged Plan of Reorganization of Halcón Resources Corporation, et al, under Chapter 11 of the Bankruptcy Code, together with such Amended Joint Prepackaged Plan of Reorganization.

10.1

Senior Secured Revolving Credit Agreement, dated as of September 9, 2016, by and among Halcón Resources Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto, as lenders.

10.2	Registration Rights Agreement, dated as of September 9, 2016, by and among Halcón Resources Corporation and the Holders parties thereto.

10.3	Warrant Agreement, dated as of September 9, 2016, by and between Halcón Resources Corporation and U.S. Bank National Association, as warrant agent.

10.4	Halcón Resources Corporation 2016 Long-Term Incentive Plan, effective as of September 9, 2016.

99.1	Press Release issued by Halcón Resources Corporation on September 9, 2016.